UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THL Credit Inc.

(Exact name of Registrant as specified in Its Charter)

Delaware	27-0344947
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Federal Street, 31st Floor
Boston, Massachusetts	02110
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
6.75% Notes due 2021	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable) 333-195070

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.75% Notes due 2021	The New York Stock Exchange

Securities to be registered pursuant to Section 12 (g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with THL Credit, Inc.’s, a Delaware corporation (the “Registrant”), offering of its 6.75% Notes due 2021 (the “Notes”). The Notes are expected to be listed on the New York Stock Exchange and to trade under the trading symbol “TCRX.” The description of the Notes is incorporated herein by reference to the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in the Registration Statement on Form N-2 (Registration No. 333-195070) as filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2014 under the Securities Act of 1933, as amended (the “Securities Act”), and the information under the heading “Specific Terms of the Notes and the Offering” in the Registrant’s Prospectus Supplement dated November 13, 2014, as filed with the SEC on November 14, 2014 pursuant to Rule 497 under the Securities Act. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Form of Indenture and related exhibits between the Registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit d.2 filed with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-175074) filed on August 25, 2011).

2	First Supplemental Indenture, dated as of November 18, 2014, between the Registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit d.3 filed with Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-195070) filed on November 18, 2014).

3	Form of 6.75% Note due 2021 (incorporated herein by reference to Exhibit d.9 filed with Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-195070) filed on November 18, 2014).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THL Credit, Inc.

By:	/s/ SAM W. TILLINGHAST
Name:	Sam W. Tillinghast
Title:	Co-Chief Executive Officer (Principal Executive Officer)

By:	/s/ CHRISTOPHER J. FLYNN
Name:	Christopher J. Flynn
Title:	Co-Chief Executive Officer (Principal Executive Officer)

Date: November 18, 2014